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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported) October 15, 1996



                                MED/WASTE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




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                  DELAWARE                            0-22294                    65-0297759
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(State or other jurisdiction of incorporation)  (Commission File No.)  (IRS Employer Identification No.)
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                3890 N.W. 132nd Street, Opa Locka, Florida 33054
              ----------------------------------------------------
              (Address of principal executive office and Zip Code)



 Registrant's telephone number, including area code:        (305) 688-3931
                                                     -------------------------


                                 NOT APPLICABLE
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)




                           Exhibit Index on Page 5
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Item 2. Acquisition or Disposition of Assets.

     On October 15, 1996, Safety Disposal System of South Carolina, Inc., a South Carolina corporation and a wholly owned subsidiary of Med/Waste, Inc., a Delaware corporation, purchased certain of the assets of Chambers Medical Technologies of South Carolina, Inc., a South Carolina corporation ("Seller") pursuant to an Asset Purchase Agreement dated August 29, 1996 (the "Agreement"). Safety Disposal System of South Carolina, Inc. and Med/Waste, Inc. are collectively referred to herein as the "Company."

     The assets purchased by the Company consist primarily of real estate and improvements comprising a waste incineration facility, together with all of the equipment, vehicles, machinery, supplies and inventory associated with such incinerator facility (collectively the "Facility"). The Company also received an assignment of all contractual rights relating to the operation of the Facility and its customers.

     The purchase price for the Facility amounted to $3,800,000, subject to a $180,000 contingent liability, payable $1,000,000 in cash at closing and the issuance of a $2,620,000 four (4) year non-interest bearing promissory note. The Company received certain credits against the cash portion of the purchase price for repairs, taxes and similar items. The consideration paid by the Company for the Facility was determined in arms-length negotiations between representatives of the Company and the Seller. The cash portion of the purchase price was paid out of cash on hand and available borrowings under the Company's working capital line of credit with Capital Bank.

     There is no material relationship between the Seller, its affiliates and the Company or affiliates thereof, except that from time to time prior to the closing an affiliate of the Company would bring medical waste to Seller for disposal on commercially reasonable terms.

     A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated hereby by this reference. The summary of the terms of the Agreement contained in this Form 8-K is qualified in its entirety by the more detailed information contained in the Agreement.

     The Seller operated the Facility as a waste disposal incinerator facility for solid, medical and special waste prior to the closing. The Company intends to operate the Facility in a similar manner.


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Item 7. Financial Statements and Exhibits:


     (a) It is impractical to provide the required financial statements of the Seller at the time this Current Report on Form 8-K is being filed. The required financial statements will be filed at such time as the financial statements became available, but in no event later than sixty (60) days following the date that this Form 8-K is required to be filed.


     (b) It is impracticable to provide the pro forma consolidated financial statements of Med/Waste, Inc. and the Seller at the time this Current Report on Form 8-K is being filed. The required pro forma consolidated financial statements of Med/Waste, Inc. and the Seller will be filed at such time as the pro forma financial statements become available, but in no event later than sixty (60) days following the date that this Form 8-K is required to be filed.


     (c) Exhibits.


         2.1  Asset Purchase Agreement dated August 29,
              1996 by and between Safety Disposal System of South
              Carolina, Inc., Chambers Medical Technologies of South Carolina, Inc., Chambers Development Company, Inc. and Med/Waste, Inc.


         4.1  Promissory Note in the principal amount
              of $2,620,000 from Safety Disposal System of South
              Carolina, Inc. in favor of Chambers Medical Technologies of South Carolina, Inc.


         4.2  Mortgage and Security Agreement from
              Safety Disposal System of South Carolina, Inc. in favor of Chambers Medical Technologies of South Carolina, Inc.


Certain related transaction documents included in the Disclosure Schedule to the Asset Purchase Amount are not being filed herewith. The Company undertakes to furnish a copy of any omitted exhibit or schedule to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-B, the following is a list of the omitted exhibits and schedules to the Disclosure Schedule:


DISCLOSURE SCHEDULE

    Exhibits

    Form of Guaranty

    Schedules

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                                                       Schedule
                                                       --------
    Permits ...............................................1.15
    Description of Real Property ..........................2.1(a)
    Inventory .............................................2.1(b)
    Assets ................................................2.1(c)
    Contracts .............................................2.1(d)
    Lawsuits ..............................................2.1(g)
    Employee Schedule .....................................5.9(b)
    Permit Matters ........................................5.14
    Litigation ............................................5.15
    Compliance with Laws ..................................5.16
    Broker's Commissions ..................................5.18
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        MED/WASTE, INC., a Delaware corporation





DATE: October 29, 1996  By:  /s/ Daniel A. Stauber
     -----------------       ---------------------------------
                             DANIEL A. STAUBER,
                             President/Chief Executive Officer


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                                EXHIBIT INDEX




2.1 Asset Purchase Agreement dated August 29, 1996 by and between Safety Disposal System of South Carolina, Inc., Chambers Medical Technologies of South Carolina, Inc., Chambers Development Company, Inc. and Med/Waste, Inc.


4.1 Promissory Note in the principal amount of $2,620,000 from Safety Disposal System of South Carolina, Inc. in favor of Chambers Medical Technologies of South Carolina, Inc.


4.2 Mortgage and Security Agreement from Safety Disposal System of South Carolina, Inc. in favor of Chambers Medical Technologies of South Carolina, Inc.



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